Exhibit 99.1
Contact:
Albert Fleury
Investor Relations
Digene Corporation
(301) 944-7000
http://www.digene.com/
Investor Relations:
Evan Smith
Financial Dynamics
(212) 850-5606
Media:
Pam Rasmussen, Digene
(301) 944-7196
Sean Leous, Financial Dynamics
(212) 850-5755
DIGENE ANNOUNCES RECORD 2007 FIRST QUARTER RESULTS
- 1st Quarter U.S. HPV Revenues Grow 53% to $35.7 Million -
- Net Income of $5.1 Million, or $0.22 per diluted share -
- Excluding Special Items, Net Income of $6.6 Million, or $0.28 per diluted share* -
- Company Raises Fiscal 2007 Full Year Financial Guidance -
GAITHERSBURG, MARYLAND, November 2, 2006 — Digene Corporation (NASDAQ: DIGE) today reported record financial results for the fiscal 2007 first quarter ended September 30, 2006.
Comparison of Selected Financial Results (millions, except per share data)

	Three months ended
	September 30,
	2006	2005
As reported:
Total revenue	$46.1	$33.4
Net income	5.1	1.3
Net income per diluted share	0.22	0.06
Excluding special items*:
Net income	6.6	2.6
Net income per diluted share	0.28	0.13

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below

Fiscal 2007 first quarter revenues increased 38% to $46.1 million, up from $33.4 million in the first quarter of fiscal 2006. Worldwide human papillomavirus (HPV) test revenues grew 47% to $41.6 million, up from $28.4 million in the prior year period. U.S. HPV test revenues increased 53% to $35.7 million, up from $23.4 million in the first quarter of fiscal 2006. Gross margin on product sales was 86.5% in the first quarter of fiscal 2007, compared to 85.1% in the prior year’s comparable quarter. Net income increased to $5.1 million, or $0.22 per diluted share, in the fiscal 2007 first quarter, compared to $1.3 million, or $0.06 per diluted share, in the fiscal 2006 first quarter.
Excluding special items, net income in the first quarter of 2007 was $6.6 million, or $0.28 per diluted share, compared to net income of $2.6 million or $0.13 per diluted share, in the first quarter of fiscal 2006. Special items in the fiscal 2007 first quarter consist of approximately $2.1 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2006 first quarter consist of approximately $1.4 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate.
Evan Jones, Chairman and Chief Executive Officer of Digene Corporation, commented, “Fiscal 2007 is off to an excellent start. We are rapidly penetrating the U.S. HPV market, evidenced by the 53% growth of U.S. HPV revenues. This growth fueled strong profitability, with net income excluding special items increasing 150% to $6.6 million for the quarter. In addition we generated approximately $11 million in cash flow from operations, further strengthening our balance sheet.”
Mr. Jones concluded, “With rapidly growing revenues, significant profitability and $157 million in cash, cash equivalents and short term investments, Digene is in the strongest position in our history. This foundation enables the Company to continue to build on our position as a pioneer in women’s health diagnostics.”
Subsequent to the quarter, Digene announced that James Godsey, Ph.D., joined the company as Senior Vice President of Research and Development. Dr. Godsey came to Digene from his position as Vice President of Research and Development for Veridex LLC, a Johnson & Johnson cancer diagnostics company and center of excellence for molecular diagnostics and genomics. Prior to joining Johnson & Johnson, Dr. Godsey was Executive Vice President, Development Group at Gen-Probe Inc. where he led the development team that launched the TIGRIS® System. Dr. Godsey earned a Ph.D. in biology from St. John’s University, an M.S. in microbiology from the University of Missouri at Kansas City and a B.S. from Southeast Missouri State University.

Digene Outlook
The following forward-looking information is being provided as a convenience to investors. The projections are based upon numerous assumptions, which Digene believes to be reasonable but many of which Digene cannot control. Consequently, actual results may differ materially from the guidance and objectives described below. Further, the guidance and objectives provided below assume the continued growth and success of Digene’s existing business, including sales of its HPV test products. Please refer to the disclosure notice below. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)
For the fiscal year ending June 30, 2007, Digene expects:
▪	Total revenues of approximately $197 million.

▪	Gross margin of approximately 84.5%, including approximately $0.5 million of equity-based employee compensation expense.

▪	Expenses
—	Research and Development expenses of approximately 12% to 13% of total revenues, including approximately $0.6 million of equity-based employee compensation expense.

—	General and Administrative expenses of approximately 17% to 18% of total revenues, including approximately $4.5 million of equity-based employee and director compensation expense.

—	Sales and Marketing expenses of approximately 34% to 35% of total revenues, including approximately $1.4 million of equity-based employee compensation expense.

—	Total royalty and technology fees of approximately 5% to 6% of product sales.
▪	Net income, as adjusted to exclude special items, of approximately $1.06 per diluted share, based on an estimated 24.4 million diluted weighted average shares outstanding. Special items in fiscal year 2007 are expected to consist of the exclusion of approximately $7 million equity-based employee and director compensation expense and an adjustment to reflect a 38% effective tax rate.
For the fiscal 2007 second quarter ending December 31, 2006, Digene expects:
▪	Total revenues of approximately $48 million.

▪	Gross margin of approximately 84%.

▪	Net income, as adjusted to exclude special items, of approximately $0.16 per diluted share, based on an estimated 24.2 million diluted weighted average shares outstanding. Special items in the second quarter 2007 are expected to consist of the exclusion of approximately $1.4 million equity-based employee and director compensation expense and an adjustment to reflect a 38% tax rate.

Conference Call
Digene management will host a conference call to discuss results for the fiscal 2007 first quarter on Thursday, November 2, 2006, at 4:30 pm (Eastern). The call will be broadcast live over the Internet and can be accessed at Digene’s website, www.digene.com. In addition, a telephonic replay of the call will be available through February 2, 2007, and may be accessed by dialing (866) 479-2456 or (203) 369-1531.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digene uses non-GAAP measures of certain components of financial performance, including income before income taxes, net income and earnings per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of:
▪	an adjustment to reflect a 38% effective tax rate for each completed period and the guidance regarding the fiscal 2007 second quarter ending December 31, 2006 and the full fiscal year ending June 30, 2007,

▪	an adjustment for equity-based employee and director compensation expense for each completed period and the guidance regarding the fiscal 2007 second quarter ending December 31, 2006, and full fiscal year ending June 30, 2007.
The extent and timing of each of our international subsidiaries’ ability to become profitable will have a material impact on our income tax expense. These events are difficult to accurately predict and, as a result, we are not providing guidance on “net income” prepared in accordance with GAAP for forthcoming periods because we cannot reasonably estimate our future period-to-period GAAP-based income tax expense, virtually all of which is a non-cash expense. The presentation of “net income, as adjusted” and “net income per diluted share, as adjusted” in each reported and future period reflects adjustments for the “special items” detailed above.
These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Because the extent of each of our international subsidiaries’ profitability has a material impact on our income tax expense, our tax rate can fluctuate significantly from period to period. Therefore, we believe providing a non-GAAP measure that adjusts for an effective tax rate is useful to investors because it allows comparison of our core operations from period to period. Our non-GAAP measures also exclude equity-based employee and director compensation expense. On July 1, 2005, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which requires us to expense the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. However, many of our competitors did not adopt SFAS 123(R) until January 1, 2006 and, as a result, their quarterly financial results from calendar 2005 do not include the equity-based employee and director compensation expense required by SFAS 123(R). Therefore, we believe providing a measure that excludes equity-based employee and director compensation is useful to investors for comparison of our results with the results of our competitors that do not include such expense.
These non-GAAP measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure, where available.
About Digene
Digene Corporation (Nasdaq: DIGE), based in Gaithersburg, MD, develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases – with a focus on women’s cancers and infectious diseases. The company’s hc2 High-Risk HPV DNA Test® is the only test for human papillomavirus approved by the U.S. Food and Drug Administration (FDA), for both follow-up evaluation in women with inconclusive Pap results and for primary adjunctive screening with the Pap test in women age 30 and older. For primary adjunctive screening, it is marketed as both The Digene HPV Test and the DNAwithPap® Test. These brand names do not refer to the Digene product that tests for several types of the virus commonly referred to as “low-risk HPV,” which are not associated with cervical cancer. For more information, visit www.thehpvtest.com. Digene’s HPV test is also CE-marked in Europe for both routine, primary screening and follow-up evaluation of women with inconclusive Paps. It is marketed in more than 40 countries worldwide. In addition, Digene’s product portfolio includes DNA tests for the detection of other sexually transmitted infections, including Chlamydia and gonorrhea, as well as tests for blood viruses. For more information, visit the company’s Web site, www.digene.com. Journalists may contact Pam Rasmussen, (301) 944-7196.
Digene®, Hybrid Capture®, hc2 High-Risk HPV DNA Test® and DNAwithPap® are registered trademarks of Digene Corporation.
TIGRIS® is a registered trademark of Gen-Probe Inc.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause the Company’s actual results to vary materially from those indicated by such forward-looking statements. Meaningful factors, which could cause actual results to differ from expectations include, but are not limited to, the degree of acceptance of HPV testing by physicians, our ability to scale up manufacturing operations to meet any increased demand, risk associated with senior management transition, risk that other companies may develop and market HPV tests competitive with our own; the uncertainty regarding patents and proprietary rights, the success of the Company’s marketing efforts, competition, uncertainty of the Company’s future profitability, and risks inherent in international transactions, as well as other factors discussed in the Company’s Securities and Exchange Commission filings. For other factors, reference is made to the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income per share and shares)

	Three Months Ended			Three Months Ended
	September 30, 2006			September 30, 2005
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$45,479	$—	$45,479	$32,822	—	$32,822
Other	662	—	662	530	—	530

Total revenues	46,141	—	46,141	33,352	—	33,352

Costs and expenses:
Cost of product sales	6,138	(127)	6,011	4,901	(132)	4,769
Royalty and technology	2,208	—	2,208	1,862	—	1,862
Research and development	4,606	(96)	4,510	3,764	(42)	3,722
Selling and marketing	16,404	(558)	15,846	14,586	(436)	14,150
General and administrative	9,618	(1,332)	8,286	5,548	(743)	4,805

Income from operations	7,167	2,113	9,280	2,691	1,353	4,044

Other income (expense):
Interest income	1,754	—	1,754	285	—	285
Interest expense	(353)	—	(353)	3	—	3
Other income (expense)	14	—	14	25	—	25

Income before minority interest and income taxes	8,582	2,113	10,695	3,004	1,353	4,357

Minority interest	(72)	—	(72)	(111)	—	(111)

Income before income taxes	8,510	2,113	10,623	2,893	1,353	4,246

Provision for income taxes	3,369	667	4,036	1,575	38	1,613

Net income	$5,141	$1,446	$6,587	$1,318	$1,315	$2,633

Basic net income per share	$0.22	$0.06	$0.28	$0.07	$0.06	$0.13

Diluted net income per share	$0.22	$0.06	$0.28	$0.06	$0.07	$0.13

Weighted average shares outstanding
Basic	23,445,176	—	23,445,176	20,088,163	—	20,088,163

Diluted	23,878,986	—	23,878,986	20,465,109	—	20,465,109

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Three Months Ended September 30, 2006 and September 30, 2005.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months Ended September 30, 2006 and September 30, 2005
($ in thousands, except net income (loss) per share and shares)

	Three Months Ended	Three Months Ended
	September 30, 2006	September 30, 2005
Income before income tax

Income (loss) before income tax — as reported	$8,510	$2,893

Special item(s):
-Exclude equity-based employee and director compensation expense	2,113	1,353

Income before income tax- as adjusted	$10,623	$4,246

Net income

Net income — as reported	$5,141	$1,318

Special item(s):
-Adjustment to reflect 38% tax rate	(667)	(38)
-Exclude equity-based employee and director compensation expense	2,113	1,353

Net income — as adjusted	$6,587	$2,633

Diluted net income per share

Diluted net income per share — as Reported	$0.22	$0.06

Special item(s):
-Adjustment to reflect 38% tax rate	(0.03)	—
-Exclude equity-based employee and director compensation expense	0.09	0.07

Diluted net income per share – as adjusted	$0.28	$0.13

Diluted weighted average shares outstanding	23,878,986	20,465,109

DIGENE CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	September 30,	June 30,
	2006	2006

ASSETS

Current assets:
Cash, cash equivalents and short term investments	$157,395	$139,257

Total current assets	200,002	181,222

Total assets	255,701	231,886

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$34,151	$34,381

Long-term liabilities	24,562	20,459

Total stockholders’ equity	196,988	177,046

Total liabilities and stockholders’ equity	$255,701	$231,886
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